Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 033-83238) and Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-08724) for the Security Benefit Life Insurance Company T. Rowe Price Variable Annuity.

Chris Swickard
Topeka, Kansas
April 27, 2012